                                                                     EXHIBIT 4.6




                                                                  EXECUTION COPY



                        LETTER AMENDMENT AND WAIVER NO. 2
                             TO THE CREDIT AGREEMENT

                                                   Dated as of February 29, 2000


To the banks, financial institutions and other institutional lenders (collectively, the "Lenders") parties to the Credit Agreement referred to below and to Bank of America, N.A., as administrative agent (the " Administrative Agent") for the Lenders

Ladies and Gentlemen:

                  We refer to the Amended and Restated Credit Agreement dated as of June 29, 1998, and Amendment No. 1 thereto dated as of December 16, 1999 ("Amendment No. 1") (such Credit Agreement, as so amended, the "Credit Agreement") among the undersigned and you. Capitalized terms not otherwise defined in this Letter Amendment and Waiver No. 2 to the Credit Agreement (the "Letter Amendment and Waiver No. 2") have the same meanings as specified in the Credit Agreement and Amendment No. 1.

                  The Borrowers have requested that the Lenders agree to amend the Credit Agreement in order to permit Amdocs (Israel) to incur Debt in an aggregate principal amount outstanding not to exceed $40,000,000 at any time under a line of credit to be established by a lending institution in Israel not limited to First International Bank of Israel.

                  Furthermore, in connection with the contribution of 100% of the outstanding common stock of International Telecommunication Data Systems, Inc., a Delaware corporation ("ITDS"), by Limited to ESM, the contribution by ESM of 100% of the outstanding common stock of ITDS to Amdocs UK and the sale by Amdocs UK of 100% of the outstanding common stock of ITDS to Sypress, the Borrowers hereby request that the Lenders waive certain sections of the Credit Agreement as hereinafter set forth to allow the foregoing transfer and sale transactions.

                  The Lender Parties have indicated their willingness to amend the Credit Agreement to permit the modifications and waivers described above on the terms and conditions set forth below. Accordingly, it is hereby agreed that the Credit Agreement is, subject to the satisfaction of the conditions set forth below, amended as follows:

                           (a) Section 5.02(b)(v) be amended and restated in its
                  entirety to read as follows:

                                    "(v) in the case of Amdocs (Israel), Debt
                           under a line of credit to be established by a lending institution in Israel in an aggregate principal amount outstanding not to exceed $40,000,000 at any time, provided that the Lender Parties shall be reasonably satisfied with such lending institution and the terms and conditions of such line of credit, including, without limitation, the term, covenants and events of default thereunder."

                  It is further agreed that the Lender Parties waive (a) Section 5.02(e) of the Credit Agreement solely to allow and solely to the extent required for (i) the contribution by Limited of 100% of the outstanding common stock of ITDS to ESM, which in turn shall contribute 100% of the outstanding common stock of ITDS to Amdocs UK and (ii) the sale or other transfer by Amdocs UK of 100% of the outstanding common stock of ITDS to Sypress (together with the sale or transfer described in the foregoing clause (i) and each related transaction contemplated thereby or by this clause (ii), the "ITDS Restructuring") and (b) Section 5.02(g) of the Credit Agreement solely to allow and solely to the extent required for the issuance of capital stock by Sypress to Amdocs UK in consideration for the sale by Amdocs UK of 100% of the outstanding common stock of ITDS to Sypress.

                  The Loan Parties hereby agree to cause ITDS to promptly execute and deliver all documents and take all actions as required of a newly acquired Significant Subsidiary under Section 5.01(l) of the Credit Agreement.

                  This Letter Amendment and Waiver No. 2 shall cease to be effective if, prior to 5:00 P.M. (NYC Time) on March 10, 2000, the Administrative Agent shall not have received each of (a) the original counterparts of this Letter Amendment and Waiver No. 2 executed by all the Borrowers, (b) the original of the consent in the form attached hereto executed by each Guarantor, (c) the stock certificates evidencing all of the Pledged Shares (as defined in the Security Agreement) issued by ITDS Intelicom Services, Inc. and (d) acknowledgment copies of Uniform Commercial Code termination statements or other appropriate filings and documents, in form and substance satisfactory to the Administrative Agent, properly executed and filed under the Uniform Commercial Code or other appropriate laws of applicable jurisdictions and such other instruments and documents as the Administrative Agent shall reasonably request, evidencing the termination of all security interests and liens created under agreements other than the Security Agreement against the interests of ITDS in ITDS Intelicom Services, Inc.

                  This Letter Amendment and Waiver No. 2 shall become effective as of the first date on which each of the following conditions precedent shall have been satisfied:

                  (a) The Administrative Agent shall have received counterparts of this Letter Amendment and Waiver No. 2 executed by the Required Lenders or, as to any of the Lenders, advice satisfactory to the Administrative Agent that such Lender has executed this Letter Amendment and Waiver No. 2. This Letter Amendment and Waiver No. 2 is subject to the provisions of
                  Section 8.01 of the Credit Agreement.

                  (b) Before and after giving effect to this Letter Amendment and Waiver No. 2, no Default shall have occurred and be continuing.

                  (c) The Administrative Agent shall have received on or prior to the consummation of the ITDS Restructuring, certificates representing 100% of the outstanding common stock of ITDS issued thereby to Sypress, accompanied by undated stock powers executed in blank.

                  (d) The Administrative Agent shall have received on or prior to the consummation of the ITDS Restructuring, certificates representing all the capital stock issued by Sypress to Amdocs UK in consideration for the sale by Amdocs UK of 100% of the outstanding common stock of ITDS to Sypress, accompanied by stock powers endorsed in blank.

                  (e) The Administrative Agent shall have received on or prior to the consummation of the ITDS Restructuring, in sufficient copies for each Lender Party:

                           (i) Certified copies of each material agreement,
                  instrument and any other document evidencing or otherwise setting forth the terms and conditions of the ITDS Restructuring (collectively, the "ITDS Documents"), and such other instruments and documents as the Administrative Agent shall reasonably request,

                           (ii) Certified copies of the resolutions of the Board
                  of Directors or Executive Committee of each Loan Party that is or is to be a party to any aspect of the ITDS Restructuring or the transactions contemplated thereby approving the ITDS Documents to which it is or is to be a party and the consummation of each aspect of the ITDS Restructuring and the other transactions contemplated by any of the foregoing involving or affecting such Loan Party,

                           (iii) A certificate of each of ITDS, ESM, Amdocs U.K.
                  and Sypress, signed on behalf of such Loan Party by its Director or Officer, dated the date of consummation of the ITDS Restructuring, certifying as to (A) a copy of the charter of such Borrower and all amendments thereto, (B) the due incorporation and good standing (where applicable) of such Loan Party as a corporation organized under the laws of the jurisdiction of its incorporation or formation, and the absence of any proceeding for the dissolution or liquidation of such Loan Party, (C) the truth of the representations and warranties contained in the Loan Documents as though made on and as of the date of effectiveness of this Letter Amendment and Wavier No. 2 and (D) the absence of any event occurring and continuing, or resulting from the effectiveness of this Letter Amendment and Waiver No. 2, that constitutes a Default,

                           (iv) if requested by the Administrative Agent,
                  executed, original financing statements or other appropriate filings, in form and substance satisfactory to the Administrative Agent, under the Uniform Commercial Code or other appropriate laws of all jurisdictions that the Administrative Agent may deem necessary or desirable in order to perfect and protect the first priority liens and security interests created under the Security Agreement, covering the Collateral described in the Security Agreement, and

                           (v) A favorable opinion of Blackwell Sanders Peper
                  Martin and Reboul, MacMurray, Hewitt, Maynard & Kristol, in each case, counsel for the Loan Parties, in the form of Exhibit A hereto, and to such other matters as any Lender Party through the Administrative Agent may reasonably request.

                  This Letter Amendment and Waiver No. 2 is subject to the provisions of Section 9.01 of the Credit Agreement.

                  On and after the effectiveness of this Letter Amendment and Waiver No. 2, each reference in the Credit Agreement to "this Agreement", "hereunder", "hereof" or words of like import referring to the Credit Agreement, and each reference in the Notes and each of the other Loan Documents to "the Credit Agreement", "thereunder", "thereof" or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement, as amended by this Letter Amendment and Waiver No. 2.

                  The Credit Agreement, the Notes and each of the other Loan Documents, except to the extent of the waiver specifically provided above, are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed. Without limiting the generality of the foregoing, the Collateral Documents and all of the Collateral described therein do and shall continue to secure the payment of all Obligations of the Loan Parties under the Loan Documents. The execution, delivery and effectiveness of this Letter Amendment and Waiver No. 2 shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any

Lender or the Agent under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents.

                  If you agree to the terms and provisions of this Letter Amendment and Waiver No. 2, please evidence such agreement by executing and delivering one counterpart by fax of this Letter Amendment and Waiver No. 2 to Shearman & Sterling, 599 Lexington Avenue, New York, NY 10022, Attention:
Benjamin Cheng, Telephone (212) 848-5336, Fax (212) 893-9707, by no later than 5:00 P.M. (NYC Time) on February 29, 2000, and six original counterparts by courier promptly thereafter.

                  This Letter Amendment and Waiver No. 2 may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Letter Amendment and Waiver No. 2 by telecopier shall be effective as delivery of a manually executed counterpart of this Letter Amendment and Waiver No. 2.


                  [Remainder of page intentionally left blank.]

                  This Letter Amendment and Waiver No. 2 shall be governed by, and construed in accordance with, the laws of the State of New York.


                                                  Very truly yours,

                                         EUROPEAN SOFTWARE MARKETING LTD.


                                         By
                                             -----------------------------------
                                             Title:

                                         By
                                             -----------------------------------
                                             Title:


                                         AMDOCS (U.K.) LTD.


                                         By
                                             -----------------------------------
                                             Title:

                                         By
                                             -----------------------------------
                                             Title:


                                         AMDOCS, INC.


                                         By
                                             -----------------------------------
                                             Title:


                                         CANADIAN DIRECTORY TECHNOLOGY LTD.


                                         By
                                             -----------------------------------
                                             Title:

                                         AMDOCS (USA), INC.


                                         By
                                             -----------------------------------
                                                         Title:


                                         SYPRESS, INC.


                                         By
                                             -----------------------------------
                                             Title:


                                         AMDOCS DEVELOPMENT LIMITED


                                         By
                                             -----------------------------------
                                             Title:



                                         AMDOCS SOFTWARE SYSTEMS LIMITED


                                         By
                                             -----------------------------------
                                             Title:


                                         AMDOCS SOFTWARE MEGOLDASOK
                                         KORLATOLT FELELOSSEGU TARSASAG


                                         By
                                             -----------------------------------
                                             Title:

                                       8
Agreed as of the date first above written:

BANK OF AMERICA, N.A. (formerly
known as NationsBank, N.A., as successor by merger thereto), as Administrative Agent and a Lender


By
   ----------------------------------------
    Title:



THE BANK OF NOVA SCOTIA, as
Syndication Agent and as a Lender


By
   ----------------------------------------
    Title:


THE INDUSTRIAL BANK OF JAPAN, LIMITED,
as Documentation Agent and as a Lender


By
   ----------------------------------------
    Title:


FLEET NATIONAL BANK, as Co-Agent and
as a Lender


By
   ----------------------------------------
    Title:

                                     CONSENT



                                               Dated as of _______________, 2000


                  Each of the undersigned in its capacity (i) as a Grantor under the Security Agreement dated as of January 6, 1998 from the Grantors named therein to NationsBank of Texas, N.A. (now known as Bank of America, N.A.), as Administrative Agent, for its benefit and the benefit of the Lenders Parties parties to the Credit Agreement referred to in the foregoing Letter Amendment and Waiver No. 2 and (ii) as a Guarantor under the [US][Non-US] Loan Party Guaranty dated January 6, 1998, hereby consents to such Letter Amendment and Waiver No. 2 and hereby confirms and agrees that (a) notwithstanding the effectiveness of such Letter Amendment and Waiver No. 2, each of the Security Agreement, the [US][Non-US] Loan Party Guaranty to which it is a party is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects, and (b) the Collateral Documents to which such Grantor is a party and all of the Collateral described therein do, and shall continue to, secure the payment of all of the Secured Obligations (in each case, as defined therein).



                                          [NAME OF [GUARANTOR]
                                          [GRANTOR]


                                          By
                                             -----------------------------------
                                             Title: